EXHIBIT 5.1

                                PERKINS COIE LLP

              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
          1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500

                            September 3, 1999



Itron, Inc.
2818 N. Sullivan Road
Spokane, Washington  99216-1897

         Re: Registration Statement on Form S-8 of Shares of Common Stock, No Par Value, of Itron, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Itron, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to up to 158,975 shares of Common Stock, no par value, which may be issued under a nonqualified stock option letter agreement (the "Agreement").

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based on and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the Agreement have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, issuance thereof by the Company in accordance with the terms of the Agreement and the receipt of consideration therefor in accordance with the terms of the Agreement, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                    /s/ PERKINS COIE LLP